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                                                                    EXHIBIT 10.2


                                SECOND AMENDMENT
                          TO THE MEN'S WEARHOUSE, INC.
                             1996 STOCK OPTION PLAN


     THIS AGREEMENT by The Men's Wearhouse, Inc. (the "Sponsor"),

                                   WITNESSETH:

     WHEREAS, the Sponsor maintains the Plan known as "The Men's Wearhouse, Inc. 1996 Stock Option Plan" (the "Plan"); and

     WHEREAS, the Sponsor retained the right in Paragraph 18 of the Plan to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 25th day of March, 2000, to amend the Plan;

     NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor, Paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

          3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock $.01 value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock").

          The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 1,850,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares.

          The maximum number of shares of Common Stock subject to Options that may be awarded under the Plan to any employee during any consecutive three-year period is 500,000.

          In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.